AGREEMENT

THIS AGREEMENT is effective the 10th day of January, 2008

AMONG:

          GS CLEANTECH CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at One Penn Plaza, Suite 1612, New York, New York 10119 ("GS CleanTech");

AND:

          GS AGRIFUELS CORPORATION, a company formed pursuant to the laws of the State of Delaware and having an office for business located at One Penn Plaza, Suite 1612, New York, New York 10119 ("GS AgriFuels");

AND:

          YA GLOBAL INVESTMENTS, L.P., having an office for business located at the 101 Hudson Street, Suite 3700, Jersey City, New Jersey 07302 ("Lender").

WHEREAS:

A. GS CleanTech beneficially owns 26,398,992 shares of common stock in GS AgriFuels, which shares correspond to 90.1% of GS AgriFuels' 29,024,572 issued and outstanding shares of common stock (the "Common Shares").

B. In June 2007, and subject to the satisfaction of GS AgriFuels' outstanding obligations to Lender, GS AgriFuels agreed to issue to GreenShift
     Corporation 1,000,000 shares of Series C Preferred Stock in GS AgriFuels (the "Preferred Shares"), from which GreenShift agreed to assign 378,653 shares Series C Preferred Stock in GS AgriFuels to a former officer of GS AgriFuels subject to Lender's first priority security interest in all of the stock and assets of GS AgriFuels.

C. As of the date hereof (i) GS AgriFuels is indebted to the Lender in an amount in excess of $20,359,631 in principal plus accrued and unpaid interest, as evidenced by those secured convertible debentures listed on Schedule A attached hereto (the "Debentures"), (ii) the Lender is the owner of those certain warrants to purchase additional shares of common stock of GS AgriFuels as set forth on Schedule A, and (iii) the Lender and GS AgriFuels are party to those certain credit and related security and pledge agreements (the "Transaction Documents") as set forth on Exhibit A.

D. While none of the Preferred Shares were issued because issuance of the Preferred Shares would have constituted a material breach of GS AgriFuels' Debentures and Transaction Documents with Lender (collectively, the "Transaction Documents"), GS AgriFuels' agreement to issue and GreenShift's agreement to assign the Preferred Shares were made in contravention of both GS AgriFuels' Transaction Documents and GreenShift's various agreements with Lender.

E. GS CleanTech desires to transfer its interest in the capital stock of GS AgriFuels to a wholly-owned subsidiary of GS CleanTech (the "Subsidiary"). The Subsidiary will then merge GS AgriFuels into itself in accordance with the short-form merger procedures provided in Section 253 of the Delaware General Corporation Law. All shareholders of GS AgriFuels other than the Subsidiary will receive a cash payment of $0.50 per share (the "Shareholder Cash Payment") as a result of the merger, and will cease to be shareholders of GS AgriFuels. GS CleanTech expects to distribute the cash payments to GS AgriFuels' shareholders on January 30, 2008. The aforementioned merger and acquisition of GS AgriFuels shares shall be referred to herein as the "Go Private Transaction."

F. GS CleanTech desires to obtain Lender's consent to the Go Private Transaction and Lender desires to herein confirm the terms and conditions under which Lender is willing to grant such consent.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1          Consent to Go Private Transaction

Lender hereby grants its consent to the completion by GS CleanTech, GS AgriFuels and Subsidiary of the Go Private Transaction.

Section 2         Subsidiary Capitalization After Go Private Transaction

     (a) Subsidiary shall have no more than 36,650,630 shares (the "Maximum Shares") of issued and outstanding common stock on a fully diluted basis which shall including any shares of common stock underlying any stock, warrant, option, or other security or debt instrument directly or indirectly convertible into or exercisable or exchangeable for common stock ("Common Stock Equivalents") and no shares of preferred stock issued and outstanding after completion of the Go Private Transaction. Likewise, except for the shares of common stock or Common Stock Equivalents issued to Lender, neither GS CleanTech nor Subsidiary shall cause to be issued any shares of Subsidiary capital stock until such time as Lender's Debentures have been paid in full and Lender's security interest has been released (unless Lender otherwise consents to any such issuance in writing).

     (b) Subsidiary shall issue to the Lender 3,329,630 shares of common stock which shall be issued to Lender as soon as feasible after completion of the Go Private Transaction but in any event prior to February 15, 2008. The Maximum Shares shall include the issuance of these 3,329,630 shares. Furthermore, the Subsidiary shall issue to the Lender a warrant in the form attached hereto as Exhibit B (the "Warrant") to purchase an additional 1,665,000 shares of common stock of the Subsidiary at an exercise price of $0.001 per share.

Section 3         Independent Valuation

GS CleanTech hereby agrees that it shall use its best efforts in a diligent and aggressive manner to obtain an independent valuation report (the "Valuation Report") from an independent valuation firm acceptable to the Lender, the scope of which report shall be to assess the enterprise value (the "Enterprise Value") and equity value (the "Equity Value") of GS AgriFuels and its operations as of the date of the Go Private Transaction (which operations solely include GS AgriFuels' wholly-owned NextGen Fuel, Inc. ("NextGen") and Sustainable Systems, Inc. ("Sustainable") subsidiaries).

Section 4         Debenture Conversion

The Conversion Price of all of the Debentures payable by GS AgriFuels to Lender shall be adjusted to be equal to a per share rate equal to 80% of the equity value derived in the Valuation Report (the "Conversion Price"), but no more than $0.255, in either case as may be adjusted pursuant to the anti-dilution terms of the Debentures; the formula for the calculation of the Conversion Price shall be as follows:

              Conversion Price = (80%) x (Equity Value/36,650,630)

     (a)  Restriction on Conversion

          The 4.99% ownership limitations set forth in Sections 4(b)(i) or 3(a)(ii) of the Debentures (as applicable shall not apply so long as the common stock of GS AgriFuels is not registered pursuant to Section 12 of the Exchange Act. In the event that that the Common Stock of GS AgriFuels becomes registered pursuant to Section 12 of the Exchange Act, the Lender shall not have the right to convert any portion of the Debentures or receive shares of GS AgriFuels common stock upon conversion of the Debentures to the extent that after giving effect to such conversion or receipt of such interest payment, Lender, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of GS AgriFuels common stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest. The provisions of this Section may be waived by Lender at will upon not less than 65 days prior notice to GS AgriFuels.

     (b)  Conversion Price after Go Public Transaction.

          If conversions are made after GS Agrifuels becomes publicly traded then the conversion price at that time will be equal to the lower of the (i) Conversion Price set forth in Section 4 hereof or (ii) the price equal to eighty percent (80%) of the lowest daily VWAP of the Common Stock during the 20 trading days (or such shorter period if 20 trading days have not elapsed from the date GS Agrifuels becomes publicly traded) immediately prior to the conversion date.

     (c)  Security.

          GS AgriFuels acknowledges and agrees that the obligations of GS AgriFuels under the Debentures are secured by certain existing security agreements, pledge agreements, and guaranty agreements (collectively, the "Prior Security Documents"), and shall be further secured by the Global Security Agreement among the Company, the Lender, and other parties dated on or about the date hereof (the "Security Agreement"), the Global Pledge Agreement among the Company, the Lender, and other parties dated on or about the date hereof (the "Pledge Agreement"), the Global IP Security Agreement among the Company, the Lender, and other parties dated on or about the date hereof (the "IP Security Agreement") the Global Guaranty Agreement among the Company, the Lender, and other parties dated on or about the date hereof (the "Guaranty Agreement" and along with the Security Agreement, the Pledge Agreement, and the Prior Security Documents, the IP Security Agreement, any mortgages granted to the Lender, and all other documents, instruments, and agreements granted to the Lender to secure the obligations of the Company to the Lender, the "Security Documents"). GS AgriFuels further acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests heretofore granted pursuant to any and all of the Prior Security Documents and that the security interests and guaranties granted pursuant to the Security Agreement, the Guaranty Agreement, the IP Security Agreement, any mortgages granted to the Lender, and the Pledge Agreement, are intended to be supplemental to, and not in limitation of, the existing security interests or guaranties granted to the Lender to secure the Obligations, whether under the Prior Security Documents or otherwise.

Section 5         Cash Payments

GS AgriFuels shall make cash payments against the principal and accrued interest payable to Lender pursuant to the Debentures on the basis of the following terms and conditions:

     (a)  Monthly Payments; NextGen Cash Receipts

          GS AgriFuels shall cause NextGen to pay to Lender cash payments at a rate equal to 10% of NextGen's cash receipts on a monthly basis (the "Monthly Payment").

     (b)  Quarterly Payments; Free Cash Flows

          In the event and to the extent that GS AgriFuels produces positive cash flows after meeting all of its operational, debt service and other routine requirements, including the Monthly Payments made to Lender hereunder, GS AgriFuels shall pay to Lender cash payments at a rate equal to 50% of GS AgriFuels' net cash flows on a quarterly basis (the "Quarterly Payment").

     (c)  Application of Payments

          The Lender shall have the right to allocate all payments received by it in respect of the Debentures as it sees fit and shall promptly notify the GS AgriFuels of such allocations.

Section 6         Payment Milestone

In the event that GS AgriFuels and/or any of its affiliates fails to pay Lender a minimum of $7,500,000 on or before July 1, 2008, or a minimum of $15,000,000 on or before September 30, 2008, or a minimum of $25,000,000 on or before December 31, 2008, then, within no more than 60 days of GS CleanTech's receipt of written notice from Lender, GS CleanTech shall take GS AgriFuels public again as provided herein (the "Go Public Transaction")

     (a)  Go Public Transaction

          As used herein, the term "Go Public Transaction" shall refer to either a distribution of GS AgriFuels shares to GS CleanTech's shareholders, or a reverse-merger with an affiliate of GS CleanTech, or a reverse-merger with a separate public shell; or, if GS CleanTech fails to timely complete any of the foregoing transactions, then GS CleanTech shall be obligated to facilitate a reverse-merger of GS AgriFuels with a public shell of Lender's choosing, which public shell may owe Lender up to $2,000,000 in convertible or other debt to be assumed by GS AgriFuels.

Section 7         Additional Conditions

     (a)  Cost of Go Private Transaction

          The aggregate Shareholder Cash Payment shall not exceed $1,000,000 unless waived by the Lender.

     (b)  Appraisal Rights

          The per share Equity Value as determined by the Valuation Report shall be equal to or less than 1.2 times the per share Shareholder Cash Payment, unless waived by the Lender. In the event and to the extent that the per share Equity Value exceeds the per share Shareholder Cash Payment, then GS CleanTech shall pay or cause to be paid to GS AgriFuels' unaffiliated minority shareholders of record as of the date of the Go Private Transaction an additional per share cash sum equal to the per share difference between the per share Equity Value and the per share Shareholder Cash Payment.

     (c)  Failure to Meet Additional Conditions

          In the event that the conditions provided in Section 7(a) and 7(b) hereof are not met, then, within no more than 60 days of GS CleanTech's receipt of written notice from Lender, GS CleanTech shall take GS AgriFuels public again via a qualified Go Public Transaction.

Section 8         Restrictive Covenants

GS AgriFuels further agrees as follows:

     (a)  No Payment of Management Fees.

          GS AgriFuels shall not make any payments of (i) salaries, management fees, commissions or any other remuneration to officers or directors of the Company or any person or entity that is an "affiliate" of any such person or entity (the "Management Group") other than in the ordinary course of business or (ii) on any notes, accounts payable or other obligations or liabilities owed to any member of Management Group other than in the ordinary course of business.

     (b)  No Merger or Sale of Business.

          For so long as the Debentures are outstanding, GS AgriFuels hereby agrees that it will not merge or consolidate with any person or entity, or sell, lease or otherwise dispose of its assets other than in the ordinary course of business involving an aggregate consideration of more than ten percent (10%) of the book value of its assets on a consolidated basis in any 12 month period, or liquidate, dissolve, recapitalize or reorganize.

     (c)  No Indebtedness.

          For so long as the Convertible Debenture is outstanding, GS AgriFuels shall not incur any indebtedness for borrowed money or become a guarantor or otherwise contingently liable for any such indebtedness except for trade payables or purchase money obligations incurred in the ordinary course of business, other than to the Lender.

     (d)  Capital Structure of the Company.

          Except as set forth herein, GS AgriFuels shall not change or modify its capital structure without the written consent of the Lender.

Section 6         Miscellaneous

     (a)  Expenses

          Each of the Parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

     (b)  Paragraph Headings and Language Interpretations

          The paragraph headings contained herein are for reference only and shall not be considered substantive provisions of this Agreement. The use of a singular or plural form shall include the other form, and the use of a masculine, feminine or neuter gender shall include the other genders, as applicable.

     (c)  Notices

          All notices, claims, demands, and other communications hereunder shall be in writing and shall be deemed given upon (a) confirmation of receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand, or (c) the expiration of five (5) business days after the day when mailed by registered or certified mail (postage prepaid, return receipt requested), addressed to the respective parties at the following addresses (or such other address for a party as shall be specified by like notice) noted in the preamble hereto.

     (d)  Assignments

          This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests, or obligations hereunder may be assigned by any of the Parties hereto without the prior written consent of the other Party, except that this Agreement and such rights, interests and obligations may be assigned by Purchaser to one
          (1) or more Affiliates. Purchaser agrees that any such assignment shall not relieve Purchaser of its obligations hereunder.

     (e)  Entire Agreement

          This Agreement (including the Schedules and any Exhibits hereto) embodies the entire agreement and understanding of the Parties with respect to the transactions contemplated hereby and supersedes all prior written or oral commitments, arrangements, understandings and agreements with respect thereto. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly sat forth herein.

     (f)  Modifications, Amendments and Waivers

          At any time prior to the Closing, to the extent permitted by law, (i) Purchaser and Seller may, by written agreement, modify, amend or supplement any term or provision of this Agreement and (ii) any term or provision of this Agreement may be waived in writing by the Party which is entitled to the benefits thereof.

     (g)  Counterparts

          This Agreement may be executed in two (2) or more counterparts, all of which shall be considered one (1) and the same agreement and each of which shall be deemed an original. Each Party shall receive a fully signed copy of this Agreement.

     (h)  Governing Law

          This Agreement shall be governed by the laws of the State of New Jersey and the United States of America (regardless of the laws that might be applicable under principles of conflicts of law or international law) as to all matters including, but not limited to, matters of validity, construction, effect and performance.

     (i)  Accounting Terms

          All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with generally accepted accounting principles on the date hereof.

     (j)  Severability

          If any one (1) or more of provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

     (k)  Specific Performance

          Purchaser and Seller recognize that any breach of the terms this Agreement may give rise to irreparable harm for which money damages would not be an adequate remedy, and accordingly agree that any non-breaching party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy as a remedy of money damages. If specific performance is elected as a remedy hereunder, the electing Party shall be deemed to have waive any claim for other damages, except reasonable attorneys fees, costs of suit and expenses related to the enforcement of specific performance.

     (l)  Consent to Jurisdiction

          Seller and Purchaser hereby submit and consent to the exclusive venue and jurisdiction of the Supreme Court of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive and agree not to assert as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that this Agreement may not be enforced in or by said courts or that its property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Seller and Purchaser agree that service of process may be made in any manner permitted by the laws of the State of New York or the federal laws of the United States in any such action, suit or proceeding against Seller or Purchaser with respect to this Agreement. Service of process upon such authorized agent shall be deemed, in every respect, effective service of process upon Seller or Purchaser and shall remain effective until Seller or Purchaser shall appoint another agent for service or process acceptable to the other Party. Seller and Purchaser agree that final judgment (with all right of appeal having expired or been waived) against it in any such action, suit or proceeding shall be conclusive and that the other Party is entitled to enforce such judgment in any other jurisdiction by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of indebtedness arising from such judgment.

     (m)  Binding Effect

          This  Agreement  shall be binding upon and inure to the benefit of the
          parties  hereto  and  their  respective   heirs,   successors,   legal
          representatives and assigns.

     (n)  Force Majeure

          Neither Party hereto shall be liable for failure to perform any obligation under this Agreement if such failure to perform is caused by the occurrence of any contingency beyond the reasonable control of such Party, including, without limitation, fire, flood, strike or other industrial disturbance, failure of transport, accident, war, riot, insurrection, act of God or order of governmental agency or act of terrorism. Performance shall be resumed as soon as is possible after cessation of such cause. However, if such inability to perform continues for more than Ninety (90) days, the other Party may terminate this Agreement without penalty and without further notice.

     (n)  Obligations

          All amounts owed, together with interest accrued and accruing thereon, and fees, costs, expenses and other charges (collectively, the "Obligations") now or hereafter payable by GS AgriFuels to the Lender under the Debentures and all other agreements, contracts, instruments or other items delivered in connection therewith are unconditionally owing by GS AgriFuels to Lender, without offset, setoff, defense or counterclaim of any kind, nature or description whatsoever.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.



GS CLEANTECH CORPORATION



By:      /s/ Kevin Kreisler
         ----------------------------------
             Kevin Kreisler
             Chairman


GS AGRIFUELS CORPORATION



By:      /s/ Kevin Kreisler
         ----------------------------------
             Kevin Kreisler
             Chairman


GS ENERGY CORPORATION



By:      /s/ Kevin Kreisler
         ----------------------------------
             Kevin Kreisler
             Chairman



                                         YA GLOBAL INVESTMENTS, L.P.

                                         By:  Yorkville Advisors, LLC
                                         Its: Investment Manager

                                         By:  /s/ Troy Rillo
                                              -------------------------------
                                         Name:    Troy Rillo
                                         Title:   Senior Managing Director